EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

February 17, 2004

Dear Sir or Madam:

We have read Item 4 included in the 8-K dated February 17, 2004, of Health Systems Solutions, Inc. regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,


/s/Rogoff & Company, P.C.
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Rogoff & Company, P.C.